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Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Chorus Communications Group, Ltd. related to the Stock Incentive Plan on Form S-8 of our report dated February 6, 1998, on the consolidated financial statements of Chorus Communications Group, Ltd., and its subsidairies for the year ended December 31, 1997, included in the 1999 Annual Report of Chorus Communications Group, Ltd. on Form 10-K.

/s/Kiesling Associates LLP
Kiesling Associates LLP
Madison, Wisconsin
May 15, 2000